NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tri-Valley Corporation
4550 California Avenue, Suite 600
Bakersfield, California 93309

Meeting to be Held:

DATE: Saturday, October 28, 2006
TIME: 10:00 A.M. (P.D.T.)
PLACE: The Bakersfield Petroleum Club
5060 California Avenue, 12th Floor
Bakersfield, California 93309

Matters to be Voted on:

1.	Electing seven directors to serve for the ensuing year;

2.	Transacting such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting:

Shareholders of record at the close of business on August 22, 2006, and valid proxy holders may attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

This meeting notice and proxy statement was first sent to shareholders of Tri-Valley Corporation on or about August 29, 2006.

By order of the Board of Directors,

F. Lynn Blystone
President and Chief Executive Officer

PROXY STATEMENT

To the Shareholders of Tri-Valley Corporation:

GENERAL INFORMATION ABOUT THE SHAREHOLDERS’ MEETING

The only items of business which management intends to present at the meeting are listed in the Notice of Annual Meeting of Shareholders. This proxy statement provides details about the meeting.

The enclosed proxy material relating to Tri-Valley Corporation from our Board of Directors is sent to you as the direct or beneficial owner of our common stock, with our sincere request that you give those materials your prompt and thorough consideration. Your vote at the annual meeting is important to Tri-Valley.

The board of directors of Tri-Valley Corporation hereby solicits your proxy (on the enclosed proxy form) for use at our Annual Meeting of Shareholders to be held October 28, 2006, at 10:00 A.M. (local time) at the Bakersfield Petroleum Club, 5060 California Avenue, 12th Floor, Bakersfield, California 93309.

By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to proposals initiated by others at the meeting.

Our administrative office is located at 4550 California Avenue, Suite 600, Bakersfield, California 93309. The approximate date on which this proxy statement and proxy will first be sent to the shareholders is August 29, 2006. The costs of this proxy notification will be paid by the company and are estimated to be approximately $9,000. A professional proxy solicitor has not been engaged.

If you are unable to attend this meeting, we request that you return the enclosed proxy form, properly executed, in order that your shares will be represented and voted at the meeting.

Changing or Revoking Your Proxy Vote

You may revoke your signed proxy at any time before it is exercised at the annual meeting. You may do this by advising our secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

Who May Vote

As of August 4, 2006, 23,192,831 shares of our common stock were outstanding. Each share is entitled to one vote per director in the election of directors and one vote in all other matters to be voted upon at the meeting. Shareholders of record as of the close of business at 5:00 P.M. on Tuesday, August 22, 2006, are the only persons entitled to vote at this meeting.

Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

How Your Votes Are Counted

We will hold the annual meeting if holders of not less than one-half the outstanding shares are present either in person or by proxy. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

The vote of a plurality of the shares present at the meeting, in person or by proxy, is necessary to elect directors.

ABSTAINING IS THE SAME AS VOTING “NO”

If you mark "Abstain" with respect to any proposal on your proxy, your shares will be counted in the number of votes cast. However, a vote to “Abstain” has the same effect as voting no. Management requests that you vote either “For” or “Against” on each proposal to come before the meeting. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal, the shares will not be counted in the number of votes cast.

A ''broker non-vote'' occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. ''Broker non-votes'' are not counted as votes against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

ITEMS OF BUSINESS

Proposal 1: ELECTION OF DIRECTO

The Board of Directors consists of seven (7) members. Each director serves for a term of one (1) year. All seven (7) director positions are up for election at the meeting. All seven of the currently serving directors have been nominated for election. Five of the directors were elected by the shareholders at the 2005 annual meeting. The sixth director, William H. Marumoto, was appointed to the board by the remaining directors in November 2005 to fill a vacancy created by the resignation of an outside director. The seventh director, G. Thomas Gamble, was appointed to the board by the remaining directors in January 2006 to fill a vacancy created by the resignation of an outside director.

Voting

The seven nominees receiving the highest number of votes will be elected. Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes withheld for a nominee will not be counted. Our articles of incorporation do not provide for cumulative voting in elections for director, and cumulative voting for directors will not be permitted at the annual meeting.

Nominees for the Board of Directors

The board of directors recommends a vote FOR the election of each of the following seven nominees for director.

Each director must be elected by a plurality vote of the shares represented at the meeting.

Each nominee for director was unanimously nominated by the board of directors, including all of the independent directors.

The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, length of service as a Tri-Valley director, membership on the audit committee, attendance at board and committee meetings, and ownership of our stock. Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed are as of August 4, 2006.

Name and Position with Company	Age	Director Since	Common Stock Beneficially Owned(1)	Percent of Class (2)
F. Lynn Blystone, President, CEO and Director	70	1974	1,274,953	5.3%
Dennis Lockhart, Director	59	1982	347,191	1.5%
Milton Carlson, Director	76	1985	345,000	1.5%
Loren Miller, Director	61	1992	308,800	1.3%
Henry Lowenstein, Director	52	2005	100,200	0.4%
William H. Marumoto, Director	70	2005	100,000	0.4%
G. Thomas Gamble, Director	45	2006	1,550,000	6.6%
All Directors as a Group			4,026,144	17.1%

(1) Includes shares which the listed shareholder has the right to acquire from options as follows: F. Lynn Blystone 790,850; Dennis P. Lockhart 270,000; Milton J. Carlson 240,000; Dr. Henry Lowenstein 100,000, William H. Marumoto 100,000, and G. Thomas Gamble 133,333.

Under SEC rules, we calculate the percentage ownership of each person who owns exercisable options by adding (1) the number of exercisable options for that person to (2) the number of total shares outstanding, and dividing that result into (3) the total number of shares and exercisable options owned by that person.

(2) Based on total outstanding shares of 23,192,831 as of August 4, 2006. The persons named herein have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Nominee Profiles

F. Lynn Blystone
President and Chief Executive Officer of Tri-Valley Corporation and Tri-Valley Power Corporation, CEO of Tri-Valley Oil & Gas Company and Select Resources Corporation, which are three wholly owned subsidiaries of Tri-Valley Corporation, CEO of Great Valley Production Services LLC and Great Valley Drilling Company LLC, which are majority owned subsidiaries of Tri-Valley Corporation, Bakersfield, California, Chairman of Tri-Western Resources. LLC

Mr. Blystone became president and chief executive officer of Tri-Valley Corporation in October 1981, and was nominally vice president from July to October 1981. His background includes institution management, venture capital and various management functions for a mainline pipeline contractor including the Trans-Alaska Pipeline Project. He has founded, run and sold companies in several fields including Learjet charter, commercial construction, municipal finance and land development. He is also president of a family corporation, Bandera Land Company, Inc., with real estate interests in Orange County, California. A graduate of Whittier College, California, he did graduate work at George Williams College, Illinois in organization management. He gives full time to Tri-Valley and its subsidiaries.

Dennis P. Lockhart	Director

Mr. Lockhart is a professor of International Business at Georgetown University. He was previously Managing Partner of Zephyr Management L.P., an international private equity investment fund sponsor/manager headquartered in New York. He remains a partner in this firm. He is also (non-executive) Chairman of the Small Enterprise Assistance Funds (SEAF),a not-for-profit operator of emerging markets venture capital funds focused on the small and mid-sized company sector. He is a director of CapitalSource Inc. (NYSE) and SMELoan Asia/Maveo Systems (private, Hong Kong based). In 2002 and 2003 he was an Adjunct Professor at the Johns Hopkins University School of Advanced International Studies. From 1988 to 2001, he was President of Heller International Group Inc., a non-bank corporate and commercial finance company operating in 20 countries, and a director of the group’s parent, Heller Financial Inc. From 1971 to 1988 he held a variety of international and domestic positions at Citibank/Citicorp (now Citigroup) including assignments in Lebanon, Saudi Arabia, Greece, Iran and the bank’s Latin American group in New York. In 1999, he was Chairman of the Advisory Committee of the U.S. Export Import Bank. He is a graduate of Stanford University and The Johns Hopkins University School of Advanced International Studies. He also attended the Senior Executive Program at the Sloan School of Management, Massachusetts Institute of Technology. Mr. Lockhart is an independent member of our Board of Directors.

Milton J. Carlson	Director

Mr. Carlson is retired as the former corporate secretary of Union Sugar Company, a unit of Sara Lee Corporation. Since 1989, Mr. Carlson has been a principal in Earthsong Corporation, which, in part, consults on environmental matters and performs environmental audits for government agencies and public and private concerns. Mr. Carlson attended the University of Colorado at Boulder and the University of Denver. Mr. Carlson is an independent member of our Board of Directors.

Loren J. Miller, CPA	Director

Mr. Miller has served in a treasury and other senior financial capacities at the Jankovich Company since 1994. Prior to that he served successively as vice president and chief financial officer of Hershey Oil Corporation from 1987 to 1990 and Mock Resources from 1991 to 1992. Prior to that he was vice president and general manager of Tosco Production Finance Corporation from 1975 to 1986 and was a senior auditor the accounting firm of Touche Ross & Company from 1968 to 1973. He is experienced in exploration, production, product trading, refining and distribution as well as corporate finance. He holds a B.S. in accounting and a M.B.A. in finance from the University of Southern California. He is chairman of our audit committee. Mr. Miller is an independent member of our Board of Directors.

Henry Lowenstein	Director

Dr. Lowenstein is Dean of the School of Business and Public Administration and Professor of Management at California State University Bakersfield.   Dr. Lowenstein has broad background in management within business, academic, government and public service organizations.   He is 2006 Chair of the California State Universities Association of Business Deans, a director of the Western Association of Collegiate Schools of Business, and serves on the 2005-06 World Nominating Committee for AACSB International. He previously served as professor, department and division chairperson at universities in Illinois, Virginia and West Virginia and is published in fields of human resource management, public policy and transportation.  In business he served as Director of Education for Kemper Group- Insurance and Financial Services, Director of Education for Dominion Bankshares Corporation, and Vice President of Americana Furniture, Inc.  Dr. Lowenstein previously served as a management analyst for the Executive Office of the President of the United States-Office of Management and Budget under the Gerald Ford Administration.   He was a principal consultant to the Illinois General Assembly in the 1980's on the restructuring of the Chicago-area Mass Transit System, and, to the West Virginia Legislature and Governor on higher education financing in the 1990's. In Bakersfield, he serves on the boards of the Historic Fox Theater Foundation, and, the Minter Field Air Museum.  Dr. Lowenstein received his Ph.D. in Labor and Industrial Relations from the University of Illinois; an M.B.A. from George Washington University; and B.S. in Business Administration from Virginia Commonwealth University.  He serves on Tri-Valley's Personnel Committee.  Dr. Lowenstein is an independent member of our Board of Directors.

William H. “Mo” Marumoto	Director

Mr. Marumoto has over 30 years experience in the executive and personnel search profession as chairman and chief executive officer of his own retained search firm, The Interface Group Ltd. Here he was named to the Global Top 200 Executive Recruiters and several other worldwide professional awards and recognitions, according to the company. He has 40 years experience in public, private and academic sectors. He worked for three years as presidential aide in the Nixon White House. Earlier he was assistant to the secretary of health, education and welfare. Mr. Marumoto has been part of boards of numerous organizations, colleges, public agencies and businesses. In 2002 he was appointed by President George W. Bush to the advisory committee of the John F. Kennedy Center for the Performing Arts. Mr. Marumoto is an independent member of our Board of Directors.

G. Thomas Gamble	Director

A graduate of UCLA, Mr. Gamble is a successful rancher and businessman with current active investments in agriculture, food processing, educational services, oil, gas and minerals. In 2003, the California State Senate proclaimed privately owned Davies and Gamble, which produces critically acclaimed wines in California’s Napa Valley, its Green Entrepreneur Of The Year, and in 2005, Mozzarella Fresca, the nation’s premier producer of fresh Italian cheeses, of which he is a director and original investor, received the Certificate of Special Congressional Recognition as business of the year. He is also a director and original investor in Boston Reed College which provides educational opportunities to busy adults seeking stable and growing careers in the California health care industry. Mr. Gamble is an independent member of our Board of Directors.

Board of Directors' Meetings and Committees

During 2005 the Board of Directors held 5 meetings. All directors attended 100% of the meetings except for C. Chase Hoffman, who missed two meetings, and Dr. Henry Lowenstein, who missed one.

Personnel and Compensation Committee

The independent directors that serve on the personnel and compensation committee are William H. “Mo” Marumoto, Chair, and Dr. Henry Lowenstein as of year-end 2005. Tom Gamble joined the committee in 2006.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

The Board’s personnel and compensation committee, currently composed of Messrs. William H. “Mo” Marumoto, Chair and Dr. Henry Lowenstein, administers the Company’s compensation plans, reviews and approves executive compensation and makes recommendations to the Board concerning such compensation and related matters. This report relates to the personnel and compensation committee’s policies for the Company’s executive officers, including the Named Executive Officers, for fiscal year 2005.

Overview.   In fiscal year 2005, the committee undertook a strategic review of the Company’s total officer compensation, which was performed in consultation with the committee by a team comprised of representatives of the Company’s executive management, finance department and outside compensation consultants. This strategic review was initiated by the committee in response to the Company’s long range business plan and involved an review of market benchmarks for competitive pay and benefits policies, the Company’s long range business plan and the Company’s culture and values. Based on this review, the committee’s and the Company’s policies and goals for executive compensation include assuring that total executive compensation is:

•	competitive to attract and retain the best officer talent;

•	affordable to the Company and appropriately aligned with shareholder interests;

•	consistent with the Company’s long-range business plans;

•	designed to consider individual value and contribution to the Company’s success;

•	sensitive to, but not exclusively reliant upon, market benchmarks;

•	reasonably sensitive to the needs of the Company’s executive officers, as those needs change over time; and

•	flexible with regard to the Company’s succession planning objectives.

The committee expects to continue its review of total officer compensation in fiscal year 2006, which may lead to additional changes to the Company’s policies and overall approach to executive compensation. The Company has retained the human relations independent firm of Thomas See & Associates to assist in its review.

Base Salaries.    Base salaries for the Company’s executive officers, including Mr. Blystone and the Named Executive Officers, were adjusted from the prior year. The committee periodically reviews base salary levels for the Company’s executive officers in comparison with those of other companies in oil, gas and minerals industries, as well as other industries, and in light of its overall strategic goals for executive officer compensation. The Company strives to maintain executive base salaries at a level that will permit it to compete with other major companies for managers with comparable qualifications and abilities. Based on information contained in the various surveys, the committee believes that the overall compensation of the Company’s executive officers generally places them below the median salary compensation of similarly situated executives in all industries covered by the surveys. But the Company offers a stock option plan it believes mitigates this at this time as well as directing the attention of the eligible officers to increase shareholder value.

With respect to base salaries for fiscal year 2006, the committee will continue to consider market benchmarks along with the Company’s other strategic goals for executive compensation.

We have an employment agreement with F. Lynn Blystone, our President and Chief Executive Officer, until December 31, 2006, unless terminated by giving 90 days written notice. The base salary amount is $159,000 per year plus 5,000 shares of our common stock at the end of each year of service. Mr. Blystone is also entitled to a bonus (not to exceed $25,000) equal to 10% of net operating cash flow before taxes, including interest income and excluding debt service. Mr. Blystone is also entitled to a bonus of 4% of the company's annual net after-tax income. The total of the bonuses from cash flow and net income may not exceed $50,000 per year. The employment agreement also provides a severance payment to Mr. Blystone if he is terminated within 12 months after a sale of control of Tri-Valley. The severance payment equals $150,000. For purposes of the severance provision, a sale of control is deemed to be the sale of ownership of 30% of the outstanding stock of Tri-Valley or the acquisition by one person of enough stock to appoint a majority of the board of directors of the Company.

Section 162(m).    The Company believes that all compensation paid or payable to its executive officers covered under Section 162(m) of the Internal Revenue Code will qualify for deductibility under such Section.

Submitted by the personnel and compensation committee of the board of directors.

William H. “Mo” Marumoto, Chair
Dr. Henry Lowenstein
G. Thomas Gamble

Audit Committee

The audit committee provides an open avenue of communication between our independent auditor, the company officers and the board of directors. The committee operates under a charter that sets forth the committee’s tasks. The committee charter is posted on our website, www.tri-valleycorp.com. The chief duties of the committee are:

•	Assure the independence and objectivity of the auditing firm.
•	Review and coordinate the auditing responsibilities with the auditor and chief financial officer.
•	Review the adequacy of internal accounting controls.
•	Inquire about significant risks and about management’s actions to minimize risks.
•	Review significant audit findings and any difficulties encountered in conducting the audit.

The audit committee is composed of three independent members of the board of directors - Loren J. Miller, Chair, Dennis P. Lockhart, and Milton J Carlson. The board of directors has determined that Loren J. Miller is considered to be the audit committee financial expert. The audit committee met nine times during 2005. Mr. Miller and Mr. Carlson attended all nine committee meetings in 2005. Mr. Lockhart attended seven.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements with management as well as our independent public accountants. The audit committee has received from the independent accountants a formal written statement regarding the auditors’ independence and has discussed with the independent accountant matters relating to their independence. The audit committee members have satisfied themselves as to the auditors’ independence. The audit committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of our financial statements.

The audit committee has recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for 2005 for filing with the Securities and Exchange Commission.

Loren J. Miller, Chair
Milton J. Carlson
Dennis P. Lockhart
Tri-Valley Corporation Audit Committee

Nominating and Corporate Governance Committee

The independent directors that serve on the nominating and corporate governance committee are Milton Carlson, Chair, and William H. “Mo” Marumoto.

Compensation of Directors

We compensate non-employee directors for their service on the board of directors. The following table sets forth information regarding the cash compensation paid to outside directors in 2005:

(a)	(b)	(c)

Name	Fees	Restricted Shares

Milton Carlson	$11,850	2,000
Dennis P. Lockhart	$11,100	2,000
Loren J. Miller	$14,250	2,000
C. Chase Hoffman	$ 3,500	2,000

Compensation Committee Interlocks and Insider Participation

No member of our Board’s personnel and compensation committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the personnel and compensation committee or of any other company that has an executive officer or director serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s personnel and compensation committee.

Executive Compensation

The following table summarizes the compensation of the chief executive officer and next three highest paid executive officers (the “Named Executive Officers”) for the fiscal years ended December 31, 2005, 2004, and 2003.

		Annual Compensation
(a)	(b)	( c )	(d)	(e)
				Other
Name	Period Covered	Salary	Bonus	Compensation

F. Lynn	FYE 12/31/05	$159,000	$0	$2,782
Blystone, CEO	FYE 12/31/04	$108,900	$25,000	$0
	FYE 12/31/03	$ 99,000	$50,000	$0

Thomas	FYE 12/31/05	$115,000	$0	$2,012
Cunningham, CAO	FYE 12/31/04	$ 99,000	$0	$0
	FYE 12/31/03	$ 90,000	$0	$0

Joseph Kandle,	FYE 12/31/05	$150,000	$0	$2,625
Pres. TVOG	FYE 12/31/04	$ 99,000	$0	$0
	FYE 21/31/03	$ 90,000		$$0

Henry J. Sandri,	FYE 12/31/05	$144,250	$0	$2,625
Pres. SRC	FYE 12/31/04	$ 30,000	$0	$0

No Stock Options Were Granted in 2005

We did not grant any stock options to our officers or directors in fiscal 2005.

Aggregated 2005 Option Exercises and Year-End Values

The following table summarizes the number and value of all unexercised stock options held by the Named Executive Officers and the directors at the end of 2005.

14

( a )	(b)	(c)	(d)	(e)
			Number of Securities	Value of Unexercised In-
	Shares		Underlying Unexercised	The-Money Options/SARs
	Acquired	Value	Options/SARs at FY-End (#)	at FY-End ($)*
Name	On Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

F. Lynn Blystone	12,000	$122,123	845,600/0	$5,483,268/0
Milton J. Carlson	5,000	$50,400	345,000/0	$1,701,640/0
Loren J. Miller	50,000	$598,500	0/0	$0/0
Thomas J. Cunningham	0	0	523,000/0	$3,414,190/0
Joseph R. Kandle	0	0	475,000/0	$3,139,750/0

*Based on a fair market value of $7.78 per share, which was the closing bid price of our common stock on the American Stock Exchange on December 31, 2005.

Performance Graph

The following stock price performance summary is included in accordance with the SEC's executive compensation disclosure rules and is intended to allow stockholders to review our executive compensation policies in light of corresponding stockholder returns, expressed in terms of the appreciation of our common stock relative to two broad-based stock performance indices. The information is included for historical comparative purposes only and should not be considered indicative of future stock performance. The table compares the yearly percentage change in the cumulative total stockholder return on $100 invested in our common stock with the cumulative total return of The Amex Oil Index and the Russell 2000 Stock index (which includes Tri-Valley Corporation) from December 31, 2000 through December 31, 2005.

[Missing Graphic Reference]

	December 31,
	2000	2001	2002	2003	2004	2005
Tri-Valley Corp	$100.00	$83.00	$76.00	$220.00	$611.50	$389.00
Amex Oil	$100.00	$97.90	$82.89	$94.49	$134.07	$189.96
Russell 2000	$100.00	$95.82	$87.51	$68.61	$89.04	$102.44

Audit Fees

The following table lists the fees that we paid to our independent auditors in 2005 and 2004:

YEAR	AUDIT SERVICES	TAX SERVICES	SEC SERVICES
2005	$106,082	$13,639	$12,986
2004	$82,419	$11,725	$ 17,882

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The chairman of the audit committee has been delegated the authority by the committee to pre-approve interim services by the independent auditors other than the annual exam.  The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

Proposal 2: OTHER MATTERS
At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed. The proxy being solicited by the Board of Directors provides authority for the proxy holder designated by the Board, F. Lynn Blystone, to use his discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

OTHER INFORMATION

Outside Auditors

Under rules promulgated under the Sarbanes-Oxley Act of 2002, shareholders no longer ratify the selection of our outside auditing firm, which is now selected by the audit committee of the Board of Directors. Our financial statements for the years ended December 31, 2005 and 2004, have been audited by Brown Armstrong Paulden McCown Starbuck Thornburgh and Keeter Accountancy Corporation. A representative of the independent accountants will attend the meeting, have the opportunity to make a statement if they desire to do so, and be available to answer questions.

Annual Report

Our Annual Report on Form 10-K for the year ended December 31, 2005, which contains our audited financial statements dated December 31, 2005 and 2004, was mailed previously to shareholders.

Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require our directors, certain officers, and greater than 10 percent shareholders to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file. Based solely upon a review of the copies of the forms furnished to us, or written representations from certain reporting persons that no reports were required, we believe that no person failed to file required reports on a timely basis during or in respect of 2005.

Where to Obtain Additional Information

You may obtain, free of charge, a copy of our Annual Report or Form 10-K for the year ended December 31, 2005 (including the financial statements and schedules thereto), filed with the Securities and Exchange Commission by writing to Tri-Valley's Secretary at 4550 California Avenue, Suite 600, Bakersfield, California 93309; telephone 661-864-0500.

We file annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's EDGAR system. You can find our SEC filings on the SEC's web site, www.sec.gov. You may read and copy any materials that we file with the SEC at its Public Reference Room at 450 5th Street, N.W., Washington, D.C. 20549. Our common stock is traded on the American Stock Exchange under the symbol "TIV." We use the calendar year as our fiscal year.

Proposals by Shareholders - 2007

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2007 annual shareholders meeting must be received by our corporate secretary no later than April 27, 2007.

Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement for action at the 2006 annual meeting. We do not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.

Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

Date:  August 22, 2006   By Order of the Board of Directors,

F. Lynn Blystone
President and Chief Executive Officer